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                                                             EXHIBIT 15





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated October 26, 2001, on our reviews of interim consolidated financial information of Minnesota Mining and Manufacturing Company and Subsidiaries (the Company) for the three-month and nine-month periods ended September 30, 2001 and 2000, and included in the Company's Form 10-Q for the quarter ended September 30, 2001, is incorporated by reference in the Company's registration statements on Form S-8 (Registration Nos. 33-14791, 33-49842, 33-58767, 333-26957, 333-30689,
333-30691, 333-44760 and 333-44692), Form S-3 (Registration Nos. 33-48089,
333-42660 and 333-48922), and Form S-4 (Registration No. 333-49830).





/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP






Minneapolis, Minnesota
November 13, 2001